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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ___________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ___________

                            HUSKER AG PROCESSING, LLC
             (Exact name of registrant as specified in its charter)

           Nebraska                                2689                        47-0836953
           --------                                ----                        ----------
(State or other jurisdiction of        (Primary Standard Industrial          (IRS Employer
Incorporation or organization)         Classification Code Number)        Identification No.)
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                                510 Locust Street
                                   P.O. Box 10
                            Plainview, Nebraska 68769
                                 (402) 582-4446
   (Address and telephone number of registrant's principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box [X]

  Securities Act registration statement file number to which this form relates:
             333-60580, 333-60580-01, 333-60580-02 and 333-60580-03

        Securities to be registered pursuant to Section 12(g) of the Act:
                                Membership Units
                                ----------------
                                (title of class)

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

              Victoria H. Finley, Esq. and Dennis J. Fogland, Esq.
               Baird, Holm, McEachen, Pedersen, Hamann & Strasheim
                               1500 Woodmen Tower
                           Omaha, Nebraska 68102-0268
                                 (402) 344-0500


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Item 1.  Description of Registrant's Securities to be Registered.
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         Descriptions and terms of the Registrant's securities being registered in this Form 8-A are incorporated herein by reference to the sections entitled
"Capitalization", "Description of Membership Units" and "Restrictions on
Transfer of Units" in the prospectus filed with the Securities and Exchange
Commission on May 10, 2001, as part of the Company's Registration Statement on
Form SB-2 (SEC Registration No. 333-60580), as amended (the "1933 Act
Registration Statement").

Item 2.  Exhibits.
-----------------

         The following items are filed with or incorporated by reference into this Registration Statement on Form 8-A:

           3.1  Articles of Organization/(1)/
         3.2.1  Second Amended and Restated Operating Agreement/(1)/
         3.2.2  Amendments effective July 10, 2001 to the Second Amended and
                Restated Operating Agreement/(1)/
         3.2.3  Amendment No. 2 effective December 19, 2001 to the Second
                Amended and Restated Operating Agreement/(3)/
         3.2.4 Amendment No. 3 effective January 8, 2002 to the Second Amended and Restated Operating Agreement/(3)/
         3.2.5 Amendment No. 4 effective March 5, 2002 to the Second Amended and Restated Operating Agreement/(2)/
           4.1  Form of Membership Unit Certificate/(1)/
           4.2  Form of Subscription Application and Agreement/(1)/

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        /(1)/   Incorporated by reference to the same exhibit numbers of the
                1933 Act Registration Statement.
        /(2)/   Incorporated by reference to Exhibit 3(ii) to the Form 8-K filed
                March 27, 2002.
        /(3)/   Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date:    April 23, 2002                 By:     /s/ Gary Kuester
                                               ---------------------------------
                                               Gary Kuester, Chairman of the
                                                 Board and President

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                                  EXHIBIT INDEX
                                  -------------

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
                                                                                                         Sequentially
                                                                                                           Numbered
   Exhibit                                                                                                   Page
     No.                Description                                Method of Filing                        Location
     ---                -----------                                ----------------                      ------------
       3.1       Articles of Organization             Incorporated by reference to the Company's              --
                                                      Registration Statement on Form SB-2 (SEC
                                                      Registration No. 333-60580, as amended (the
                                                      "1933 Act Registration Statement") filed on
                                                      May 10, 2001.

     3.2.1       Second Amended and Restated          Incorporated by reference to the Company's              --
                 Operating Agreement                  Registration Statement on Form SB-2 (SEC
                                                      Registration No. 333-60580, as amended (the
                                                      "1933 Act Registration Statement") filed on
                                                      May 10, 2001.

     3.2.2       Amendments effective July 10, 2001   Incorporated by reference to the Company's              --
                 to the Second Amended and Restated   Registration Statement on Form SB-2 (SEC
                 Operating Agreement                  Registration No. 333-60580, as amended (the
                                                      "1933 Act Registration Statement") filed on
                                                      May 10, 2001.

     3.2.3       Amendment No. 2 effective December   Filed herewith                                           4
                 19, 2001 to the Second Amended and
                 Restated Operating Agreement

     3.2.4       Amendment No. 3 effective January    Filed herewith                                           5
                 8, 2002 to the Second Amended and
                 Restated Operating Agreement

     3.2.5       Amendment No. 4 effective March 5,   Incorporated by reference to Exhibit 3(ii) to           --
                 2002 to the Second Amended and       the Form 8-K filed March 27, 2001.
                 Restated Operating Agreement
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